SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                         )

Filed by the Registrant ☒    Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

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PHOENIX TECHNOLOGIES LTD.

915 Murphy Ranch Road

Milpitas, California 95035

(408) 570-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 8, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd (“the “Company” or “Phoenix”) will be held at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on March 8, 2004 at 10:00 a.m., Pacific Standard Time, to consider and act upon the following matters:

1.	To elect three Class 2 Directors to the Board of Directors of the Company;

2.	To approve an amendment to the Company’s 2001 employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares;

3.	To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on February 11, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices for a period of ten days before the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Scott C. Taylor
Secretary

February 17, 2004

PROXY STATEMENT

PHOENIX TECHNOLOGIES LTD.

915 Murphy Ranch Road

Milpitas, California 95035

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 8, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the “Company” or “Phoenix”) of proxies for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on March 8, 2004, at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, commencing at 10:00 a.m., Pacific Standard time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is February 17, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

We do not expect any matters not listed in the Proxy Statement to come before this Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Meeting 50 days before the Meeting.

General Information

Certain Financial Information.    The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 is enclosed with this Proxy Statement.

Voting Securities.    Only stockholders of record as of the close of business on February 11, 2004 (the “Record Date”) will be entitled to vote at the Meeting and any adjournment thereof. As of the Record Date, there were 24,436,731 shares of the Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of the stock held and one vote for each director to be elected. There is no cumulative voting in connection with the election of directors.

Quorum.    The required quorum for transacting business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” from a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter.

Abstentions.    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes.    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses. The Company may use the services of its officers, directors and others to solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has also retained Morrow & Co., Inc. to assist in obtaining proxies for the Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent upon the outcome of the voting, is $7,500 plus out-of-pocket expenses.

Voting of Proxies.    All valid proxies received prior to the Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s nominees for election at the Annual Meeting of Stockholders to Class 2 of the Board of Directors are David S. Dury, Taher Elgamal and Anthony Sun (the “Nominees”). Messrs. Dury, Elgamal and Sun presently are Class 2 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, any Nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate.

The Company’s Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of two Class 1 Directors (Messrs. Huang and Morris), three Class 2 Directors (Messrs. Dury, Elgamal and Sun) and two Class 3 Directors (Messrs. Sisto and Jensen). The Class 1, 2 and 3 Directors serve staggered three-year terms. A stockholder may not cast votes for more than three nominees. The three Class 2 Directors to be elected at the 2004 Annual Meeting of Stockholders will be elected to hold office until the Annual Meeting of Stockholders in 2007 and until their successors have been elected and qualified.

Nominees and Other Directors.    The name and age of each Nominee and each director of the Company whose term of office continues after the Annual Meeting, their principal occupations during the past five years and the years they became directors are set forth below. Each Nominee is currently serving as a director of the Company.

Director Name	Age	Director Since		Position and Current Offices with the Company
David S. Dury	55	2002	Director
Taher Elgamal	48	2000	Director
George C. Huang	62	1998	Director;	Vice Chairman
Edmund P. Jensen	66	2000	Director
Anthony P. Morris	57	1993	Director
Albert E. Sisto	54	1999	Director;	Chairman; President and Chief Executive Officer
Anthony Sun	51	1998	Director

Mr. Dury was appointed to the Board in October 2002. He is a co-founder and co-owner of Mentor Capital Group, LLC, which provides venture capital and services to start-up companies. Prior to founding Mentor Capital Group in 2000, Mr. Dury served as Senior Vice President and Chief Financial Officer of Aspect Development, Inc. (a supplier of client/server software and reference data products) from 1996 to 2000. From 1992 to 1996, Mr. Dury was Senior Vice President and Chief Financial Officer at NetFrame Systems, Inc. From 1989 to 1992, Mr. Dury was Executive Vice President, Chief Operating Officer and Chief Financial Officer at Boole & Babbage, Inc., and from 1983 to 1989 Mr. Dury served as President, Chief Operating Officer and Chief Financial Officer of Priam Corporation. Mr. Dury also serves on the Board of Directors of Intevac, Inc.

Dr. Elgamal was appointed to the Board in January 2000. He is the founder and has served as Co-Chairman of the Board of Directors and Chief Technology Officer of Securify, Inc. (a network security management software provider) since 1998. Prior to founding Securify, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp. from 1995 to 1998, where he pioneered Internet security technologies. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at UKI Electric. From 1991 to 1993, Dr. Elgamal was the Director of Engineering at RSA Security, Inc. where he produced the RSA cryptographic toolkits. Dr. Elgamal also serves on the Boards of Directors of RSA Security, Inc., hi/fn, Inc., ValiCert, Inc. and Register.com.

Dr. Huang was appointed to the Board in November 1998 and was elected to serve as Vice Chairman. Dr. Huang is Chairman of the Board of Directors of GCH Systems, Inc. (“GCH”), the parent company of Award Software International Inc. (“Award”), and from January 1984 until November 1994, he also served as Chief

Executive Officer of GCH. He served as Chairman of the Board of Directors, President, Chief Executive Officer and Director of Award from July 1993 until Award merged with the Company in September 1998. From January 1990 to May 1996, Dr. Huang served as a Director of Fidelity Venture Capital Corporation, a shareholder of GCH and Award. From October 1998 to September 2000, Dr. Huang served as the Company’s Senior Vice President for Strategic Planning. Dr. Huang is also Chairman of the Board of Directors of FutureDial, Inc, and became the Chief Executive Officer of this wireless application software company in October 2001. From February 1987 to the present, Dr. Huang has served as a Director of GCH-SunSystems Company Ltd., a subsidiary of GCH.

Mr. Jensen was appointed to the Board in January 2000. From 1994 to 1999 he served as President and CEO of Visa International. From 1974 to 1994, Mr. Jensen held a variety of positions with US Bancorp, most recently as Vice Chairman of the Board of Directors and Chief Operating Officer. Previously, Mr. Jensen served as Group Vice President of National Industries and was Director of Financial Planning and Analysis at Technicolor, Inc. Mr. Jensen also served in the U.S. Army, where his last rank was Captain.

Mr. Morris was appointed to the Board in 1993. Mr. Morris is a principal with Morris & Associates, a management consulting and financial advisory firm he founded in 1988. Mr. Morris is also a principal in Morris Ventures LLC, a venture capital firm investing in information technology companies, and is a director of several privately held companies.

Mr. Sisto joined the Company as President and Chief Executive Officer and was appointed to the Board in June 1999. He was formerly Chief Operating Officer of RSA Security, Inc. (which provides solutions for establishing online identities, access rights and privileges for people, applications and devices) from 1997 to 1999. He served as President, Chairman and Chief Executive Officer of DocuMagix from 1994 to 1997. From 1989 to 1994, Mr. Sisto was the President and Chief Executive Officer of PixelCraft, Inc. Mr. Sisto currently serves as a director of hi/fn, Inc.

Mr. Sun was appointed to the Board in 1998. From 1979 to the present, Mr. Sun has been a general partner at Venrock Associates, a venture capital firm. Previously, Mr. Sun was employed by Hewlett Packard, TRW and Caere Corporation. Mr. Sun served as director of Award from October 1995 until Award merged with the Company in September 1998. Mr. Sun is a director of Cognex Corporation.

Board Independence

Upon consideration of the criteria and requirements regarding director independence set forth in NASD Rules 4200 and 4350, the Board of Directors has determined that each of Mr. Dury, Dr. Elgamal, Dr. Huang, Mr. Jensen, Mr. Morris and Mr. Sun meets the standards of independence established by the NASD.

Meetings and Committees of the Board of Directors

During the fiscal year ended September 30, 2003 (the “Last Fiscal Year”), the Board of Directors held a total of six regularly scheduled meetings, no special meetings and took additional actions by written consent. During fiscal year 2003, Messrs. Dury, Elgamal, Huang, Jensen, Morris, Sisto and Sun each attended at least 75% of the aggregate number of meetings of the Board of Directors held during the year and of the total number of meetings held by all committees of the Board of Directors on which he served during the Last Fiscal Year.

The Company encourages full attendance of Board members at all annual meetings. All Board members attended the annual meeting which took place in the prior calendar year.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

The members of the Audit Committee are Messrs. Jensen, Morris and Dury. Each member of the Audit Committee is “independent” as such term is defined in the NASD Rules and Rule 10A(3) of the Securities and

Exchange Commission under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of Messrs. Dury and Jensen qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. During the Last Fiscal Year, the Audit Committee met ten times, and took additional actions by written consent. The Audit Committee makes recommendations to the Board regarding appointment of the Company’s independent auditors, confers with the Company’s independent auditors regarding the scope and the results of the audit of the Company’s consolidated financial statements and reports the same to the Board of Directors, and establishes and monitors policy relative to non-audit services provided by the independent auditors, approves services rendered by such auditors, reviews the activities and recommendations of the Company’s internal audit staff, and reviews and evaluates the Company’s accounting systems, financial controls and financial personnel. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS”.

The members of the Compensation Committee are Messrs. Sun, Elgamal and Morris. Each member of the Compensation Committee is “independent” as such term is defined in the NASD Rules. During the Last Fiscal Year, the Compensation Committee met once, and took additional actions by written consent. The Compensation Committee reviews salaries and other compensation arrangements for officers and other key employees of the Company, administers or reviews the administration of the Company’s stock option and stock purchase plans, and advises the Board on general aspects of the Company’s compensation and benefit policies. For additional information concerning the Compensation Committee, see “Compensation Committee Interlocks and Insider Participation” and “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION”.

The members of the Nominating Committee are Messrs. Jensen and Elgamal. Each member of the Nominating Committee is “independent” as such term is defined in the NASD Rules. The Nominating Committee operates pursuant to a charter approved and adopted by the Board by unanimous written consent, a copy of which is attached hereto as Appendix A. During the Last Fiscal Year, the Nominating Committee did not meet.

The Nominating Committee identifies individuals qualified to become Board members, including nominees suggested by stockholders, recommends nominees for appointment or election to the Board and ensures that the Board is appropriately constituted to meet its fiduciary obligations to the stockholders and the Company. The Nominating Committee does not use specific minimum requirements, but considers several factors in determining whether a director candidate is qualified. These factors include, but are not limited to: (a) the extent of a candidate’s prior experience dealing with financial and auditing issues of a publicly traded company; (b) the existence of significant training and experience at the policy making level in areas of business, government, education and/or technology; (c) specific past concentration in the areas of strategic planning, finance, business law, and management; and (d) the extent to which the candidate’s background is relevant to Company’s mission, strategy and needs. To date, the Company has not paid any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating Committeee seeks to have on the Board at least one financial expert as defined in Item 401(h) of Regulation S-K promulgated by the SEC and believes that the majority of the Board must be composed of independent directors as defined in NASD Rules 4200 and 4350.

The Nominating Committee will consider candidates for director from any source, including director candidates recommended by stockholders. No formal procedures exist for the handling of director candidates recommended by stockholders; however, all candidates recommended by stockholders will be evaluated by the Nominating Committee in the same way and by using the same criteria and general guidelines used for all other candidates. Stockholders may submit director recommendations in writing to the Nominating Committee, c/o the Company’s Chief Executive Officer at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035.

To date, the Company has not received any recommendations for director candidates from any non-management stockholder or group of stockholders that beneficially owns more than five percent of the Company’s voting stock. All of the nominees included on this year’s proxy card are executive officers and/or directors standing for re-election.

Stockholder Communications with Directors

The Board of Directors welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual Director by sending a written communication c/o the Company’s Chief Executive Officer at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035. All communications sent to the Company’s Chief Executive Officer will be forwarded to the Board, as a whole, or to the individual Director to whom such communication was addressed.

Compensation of Directors

Members of the Board who are not employees of the Company (“Outside Directors”) are entitled to receive an annual retainer of $10,000, a fee of $1,000 for each meeting of the Board of Directors they attend in person, a fee of $500 for each telephonic meeting of the Board of Directors that they attend, a fee of $500 for each Committee meeting they attend in person and a fee of $375 for each telephonic Committee meeting that they attend. However, members of the Audit Committee are entitled to receive a fee of $1500 for each Audit Committee meeting they attend in person, and a fee of $500 for each telephonic Audit Committee meeting attended. In addition, Outside Directors who reside outside of the local area are entitled to receive reimbursement of travel expenses.

Outside Directors have received options to purchase Common Stock pursuant to the Company’s 1994, 1996, 1997, 1998 and 1999 equity incentive plans and currently receive options under the 1999 Stock Plan and the 1999 Director Option Plan. The actual number of shares to be subject to the options granted for Board and committee service is established by the 1999 Director Option Plan. In September 1999, the Board changed its stock grants to Outside Directors to include an initial grant of 40,000 shares for new Outside Directors and subsequent annual grants of 15,000 shares. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During the Last Fiscal Year, the Company granted stock options for 15,000 shares to each of Messrs. Elgamal, Huang, Jensen, Morris and Sun, in each case having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. During the Last Fiscal Year, the Company granted stock options for 40,000 shares to Mr. Dury, having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The Board is currently reviewing its compensation program for the Company’s Outside Directors.

Required Vote

If a quorum is present, Directors shall be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting.

The Board Of Directors Recommends A Vote FOR

The Election of Messrs. Dury, Elgamal And Sun

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2001 EMPLOYEE STOCK PURCHASE PLAN

In November 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan (the “2001 ESPP”) and reserved 200,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. In February 2002, the stockholders approved the adoption of the 2001 ESPP. In October 2002, the Board of Directors approved an amendment to the 2001 ESPP increasing the shares reserved thereunder by 300,000 shares, subject to stockholder approval. In February 2003, the stockholders approved the amendment to the 2001 ESPP.

Proposal

In October 2003, the Board of Directors amended (subject to stockholder approval) the 2001 ESPP to increase the shares reserved under the 2001 ESPP by 250,000 shares. At the Meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the 2001 ESPP by such additional 250,000 shares.

Summary of the 2001 ESPP

The 2001 ESPP is implemented by two six-month offering periods each year commencing on June 1 and December 1, or at such other time or times as may be determined by the Board of Directors. The first offering period began on March 1, 2002 and ended on May 31, 2002. The 2001 ESPP is intended to qualify under Section 423 of the Code.

Purpose

The purpose of the 2001 ESPP is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

Administration

The 2001 ESPP is administered by the Board of Directors of the Company or a committee appointed by the Board (the “Administrator”). At the present time, the 2001 ESPP is administered by the Compensation Committee. All questions of interpretation or application of the 2001 ESPP are determined by the Administrator.

Eligibility and Participation

Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the first business day of each offering period of the plan (the “Offering Date”) are eligible to participate in an offering under the 2001 ESPP, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the 2001 ESPP. No employee shall be granted an option under the 2001 ESPP if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

Eligible employees become participants in the 2001 ESPP by filing with the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the “Purchase Date”) of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

Grant and Exercise of Options

At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee’s payroll deductions accumulated prior to the end of the offering period and retained in the participant’s account as of the end of the offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock at the beginning of the offering period or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the last day of the offering period; provided that in no event shall a participant be permitted to purchase on any purchase date more than twice the number of shares the participant could have purchased if the price were 85% of the price at the beginning of the offering period, and provided further that such purchases shall be subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the 2001 ESPP. Unless an employee withdraws his or her participation in the 2001 ESPP by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee’s option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

During his or her lifetime, a participant’s option to purchase shares under the 2001 ESPP is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant’s account under the 2001 ESPP in the event of such participant’s death subsequent to the end of an offering period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant’s account under the 2001 ESPP in the event of such participant’s death prior to the Purchase Date of the offering period.

Purchase Price

The purchase price per share at which shares are sold to participating employees under the 2001 ESPP is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on the Nasdaq National Market.

Payroll Deductions

The purchase price of the shares to be acquired under the 2001 ESPP is accumulated by payroll deductions during the offering period. The deductions may not be less than 2% or more than 10% of a participant’s aggregate compensation during the offering period (or may be based on a dollar amount not less than $5 per pay period). A participant may discontinue his or her participation in the 2001 ESPP or, on one occasion only during an offering period, may decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her participation is terminated as provided in the 2001 ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the 2001 ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2001 ESPP.

Adjustments Upon Changes in Capitalization

In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 2001 ESPP.

In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 2001 ESPP shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator elects to shorten the offering period then in progress by setting a new Purchase Date and notifying the optionees of the change in their Purchase Date.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the 2001 ESPP without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 2001 ESPP without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the 2001 ESPP or change the class of employees eligible to participate in the 2001 ESPP.

The 2001 ESPP shall expire in 2011 unless sooner terminated by the Administrator, provided that any options then outstanding under the 2001 ESPP shall remain outstanding until they expire by their terms.

Tax Information

The 2001 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2001 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year after the Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction except to the extent of ordinary income recognized by the participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 2001 ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

The Board Of Directors Recommends A Vote FOR

The Amendment to The 2001 Employee Stock Purchase Plan

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP to continue to serve as the Company’s independent auditors for the fiscal year ending September 30, 2004 and is asking stockholders to ratify this appointment. In the event the ratification of the stockholders of the appointment of Ernst & Young LLP as the Company’s independent auditors is not obtained, the Board will reconsider such appointment.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 3.

The Board Of Directors Recommends A Vote FOR Ratification Of Appointment Of Ernst & Young LLP

As The Company’s Independent Auditors For The Fiscal Year Ending September 30, 2004

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2004 with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and each executive officer included in the Summary Compensation Table in the “EXECUTIVE COMPENSATION” section (collectively, the “Named Executive Officers”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Phoenix Technologies Ltd., 915 Murphy Ranch Road, Milpitas, California 95035. Except as otherwise indicated in the footnotes to the table, to the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	3,258,545	13.3%
U.S. Trust Corporation/United States Trust Company of New York(3) 114 West 47th Street New York, NY 10036	1,399,290	5.7%
The TCW Group, Inc.(4) 865 South Figueroa Street Los Angeles, CA 90017	1,319,950	5.4%
The Clark Estates, Inc.(5) One Rockefeller Plaza, 31st Floor New York, NY 10020	1,275,535	5.2%
George C. Huang(6)	880,254	3.6%
Taher Elgamal(7)	85,000	*
Anthony Sun(8)	202,929	*
Edmund P. Jensen(9)	85,000	*
Albert E. Sisto(10)	713,750	2.9%
Anthony P. Morris(11)	122,000	*
David S. Dury(12)	55,000	*
David Gibbs(13)	164,440	*
Linda V. Moore(14)	0	*
Timothy Eades(15)	67,813	*
W. Curtis Francis(16)	137,876	*
All current directors and executive officers as a group (13 persons)(17)	2,599,562	10.6%

*	Ownership is less than 1%
(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after January 31, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Based on information contained in Schedule 13G/A filed on February 14, 2003 with the Securities and Exchange Commission.
(3)	Based on information contained in Schedule 13G/A filed on February 12, 2003 with the Securities and Exchange Commission.
(4)	Based on information contained in Schedule 13G filed on February 5, 2003 with the Securities and Exchange Commission.

(5)	Based on information contained in Schedule 13G filed on June 20, 2003 with the Securities and Exchange Commission.
(6)	Consists of (i) 4,623 shares owned by Dr. Huang; (ii) 114,884 shares held by the George C. Huang and Margaret J. Huang Charitable Foundation, (iii) 426,622 shares held by the Huang Living Trust, and (iv) 334,125 shares as to which Dr. Huang could acquire beneficial ownership at or within 60 days after January 31, 2004.
(7)	Consists of 85,000 shares as to which Mr. Elgamal could acquire beneficial ownership at or within 60 days after January 31, 2004.
(8)	Includes 32,975 shares owned by Mr. Sun, and 169,954 shares as to which Mr. Sun could acquire beneficial ownership at or within 60 days after January 31, 2004.
(9)	Consists of 85,000 shares as to which Mr. Jensen could acquire beneficial ownership at or within 60 days after January 31, 2004.
(10)	Consists of 40,000 shares owned by Mr. Sisto, and 667,500 shares as to which Mr. Sisto could acquire beneficial ownership at or within 60 days after January 31, 2004.
(11)	Consists of (i) 15,000 shares owned by Mr. Morris, (ii) 5,000 shares held in a custodial account by his spouse for his minor daughters, and 102,000 shares as to which Mr. Morris could acquire beneficial ownership at or within 60 days after January 31, 2004.
(12)	Consists of 55,000 shares as to which Mr. Dury could acquire beneficial ownership at or within 60 days after January 31, 2004.
(13)	Consists of 10,000 shares owned by Mr. Gibbs, and 154,440 shares as to which Mr. Gibbs could acquire beneficial ownership at or within 60 days after January 31, 2004.
(14)	Consists of 0 shares as to which Ms. Moore could acquire beneficial ownership at or within 60 days after January 31, 2004.
(15)	Consists of 10,000 shares owned by Mr. Eades, and 57,813 shares as to which Mr. Eades could acquire beneficial ownership at or within 60 days after January 31, 2004.
(16)	Consists of 10,000 shares owned by Mr. Francis, and 127,876 shares as to which Mr. Francis could acquire beneficial ownership at or within 60 days after January 31, 2004.
(17)	Includes 1,922,958 shares issuable upon exercise of outstanding options exercisable within 60 days of January 31, 2004.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of (i) the Chief Executive Officer of the Company, and (ii) the four other most highly compensated executive officers of the Company (based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal Year:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)		Awards All Other Compensation ($)
Albert E. Sisto President and Chief Executive Officer	2003 2002 2001	400,000 400,000 400,000	37,800 — 193,348	— — —	107,600	— 50,000 150,000 7,500	(3)	9,359 — —	(2)

David Gibbs Sr. Vice President & General Manager, Global Sales and Support Division	2003 2002 2001	260,000 256,345 131,224	28,080 — 31,250	— — —	53,800	— 25,000 204,000		3,000 300 —	(4) (5)

W. Curtis Francis Sr. Vice President & General Manager, Corporate Engineering and Planning Division	2003 2002 2001	260,000 260,000 —	24,960 — —	— — —	53,800	— 229,000 —		3,000 300 —	(4) (5)

Linda V. Moore Sr. Vice President, General Counsel and Secretary	2003 2002 2001	235,000 233,750 217,500	17,296 20,250 49,169	— — —	40,350	— 45,000 52,000		3,000 3,000 3,000	(4) (4) (4)

Timothy Eades Sr. Vice President & General Manager, Corporate Marketing and Products Division	2003 2002 2001	225,000 32,386 —	15,256 25,663 —	— — —	53,800	— 150,000 —		— —

(1)	The sums noted in this column relate to restricted stock grants in the following amounts: Mr. Sisto 20,000 shares, Mr. Gibbs 10,000 shares, Mr. Francis 10,000 shares, Ms. Moore 7,500 shares, and Mr. Eades 10,000 shares. The dollar values in this column are based on the closing market price on December 10, 2002 ($6.38), the date of grant of the restricted stock less the purchase price paid by the executive for the restricted stock ($1.00 per share). The dollar value of all restricted stock held by each Named Executive Officer as of the end of the Last Fiscal Year, based on the closing market price on the last day of the Last Fiscal Year ($6.27) less the purchase price paid by the executive for the restricted stock ($1.00 per share) was as follows: Mr. Sisto-$105,400, Mr. Gibbs-$52,700, Mr. Francis-$52,700, Ms. Moore-$39,525, and Mr. Eades-$52,700. No dividends are payable with respect to the restricted stock, and no shares will vest in less than 3 years from the grant date (50% of the grants will vest on December 10, 2006 and 50% of the grants will vest on December 10, 2007).
(2)	Consists of the sum contributed by the Company to the named individual for income tax return preparation services.
(3)	Option grant for the specified number of shares of common stock of inSilicon Corporation (“inSilicon”), formerly a majority-owned subsidiary of the Company.
(4)	Includes the sum contributed by the Company to the named individual’s 401(k) account.
(5)	Represents a travel expense reduction incentive payment.

The following tables set forth the stock options granted to each of the Named Executive Officers under the Company’s stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended September 30, 2003.

Option/SAR Grants by the Company in Fiscal Year 2003

Neither the Chief Executive Officer nor any of the Named Executive Officers received an option grant or an award of stock appreciation rights by the Company in the fiscal year ended September 30, 2003.

Aggregated Option Exercises in Fiscal 2003

And Fiscal Year-End Option Values

With Respect to Option Grants by the Company

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY End (#)(2)		Value of Unexercised In-the-Money Options at FY End ($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert E. Sisto	0	0.00	649,375	95,625	93,885	187,770
David Gibbs	0	0.00	125,001	103,999	0	25,036
W. Curtis Francis	0	0.00	98,438	130,562	0	25,036
Linda V. Moore	0	0.00	102,938	46,062	0	12,518
Timothy Eades	0	0.00	37,500	112,500	0	0

(1)	These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.
(2)	These options were granted on various dates during fiscal years 1999 through 2002.
(3)	These amounts represent the difference between the exercise price of the stock options and the closing price of $6.27 of Phoenix Common Stock on September 30, 2003 for all options held by each Named Executive Officer.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of September 30, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)
Equity compensation plans approved by security holders	4,099,833	$11.04	2,486,466
Equity compensation plans not approved by security holders(2)	871,569	$12.17	176,989

Total	4,971,402	$11.24	2,663,455

(1)	This table does not include information regarding outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally established those plans. As of September 30, 2003, a total of 377,432 shares of the Company’s Common Stock could be issued upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $7.05 per share. No additional options may be granted under the assumed plans.
(2)	See the description below of the material features of the two equity compensation plans not approved by security holders that correlate with the numbers listed in the table.

The Company’s 1997 Nonstatutory Stock Option Plan (the “1997 Plan”) is the only equity compensation plan that has not been approved by the stockholders and under which additional options of the Company’s Common Stock may be granted. The term of the 1997 Plan is ten years, and officers and directors of the Company are not eligible to receive option grants under the 1997 Plan. The Company’s Senior Management Nonqualified Stock Option Plan was adopted in 1987 (the “1987 Plan”), and has not been approved by the stockholders. The term of the 1987 Plan was ten years; no additional options may be granted under the 1987 Plan. Officers (and directors that also served as officers) were eligible to receive options grants under the 1987 Plan.

Employment Contracts and Termination of Employment and

Change-In-Control Arrangements

Severance/change-in-control agreements have been entered into with Messrs. Sisto, Gibbs, Francis and Eades in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. The agreements for Mr. Sisto and Mr. Gibbs provide that in the event of the termination of their employment by the Company, for any reason other than “termination for cause”, death, disability or a “change-in-control”, the Company will continue to pay them for an initial severance period of one year following such termination. The agreement with Mr. Francis and Mr. Eades provides that the Company will continue to pay them for an initial severance period of six months following termination.

The severance amount is equal to the executive’s salary at the annual rate then in effect. The agreement with Mr. Gibbs provides that if he has not been “re-employed” at the end of the initial severance period, he may receive up to six months additional severance at the same rate. The agreements with Mr. Francis and Mr. Eades do not provide for any payment after the initial severance period, and the agreement with Mr. Sisto provides that he may receive up to one year of additional severance at the same rate. The additional severance will cease when the executive is re-employed. In addition, the Company will provide the executive with his or her then current health, dental, life and accidental death and dismemberment insurance benefits for a period of 18 months following such termination. Each agreement also contains a covenant not-to-compete and a covenant not to solicit employees of the Company during the one-year period in which severance benefits are being paid and for six months thereafter.

In the event of the termination of the executive’s employment following a “change-in-control” of the Company, and such termination is (i) by the Company for any reason other than “termination for cause” or (ii) by the executive for “constructive discharge”, the Company will pay the executive severance and benefits as summarized above. In addition, 50 percent of the executive’s stock option grants will vest immediately upon termination and the balance will vest within 90 days after the termination date.

If any of the payments to the affected executive are considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board (the “Compensation Committee”) has responsibility for setting and administering the policies that govern executive compensation for all executive officers of the Company. The Compensation Committee is composed entirely of independent directors and reports its actions to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding the compensation of the Company’s executive officers.

General Compensation Philosophy

The Committee has approved principles for management compensation that will:

•	attract and retain key personnel who contribute to long-term success of the Company,

•	encourage the development and achievement of strategic objectives that enhance stockholder value,

•	promote the Company’s corporate values, and

•	provide a compensation package that recognizes individual contributions, group achievement, and Company performance.

Compensation Methodology

The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. When establishing salaries, bonus levels and stock option awards, the Compensation Committee reviews market data, assesses the Company’s competitive position and considers: (1) the Company’s financial performance during the past fiscal year, (2) the individual’s performance during the past fiscal year, including the promotion and the maintenance of the Company’s corporate values, (3) the compensation packages of executive officers in similar positions in companies of comparable size, same geographic region or within the computer software industry, and (4) the current economic climate. With respect to executive officers other than the CEO, the Compensation Committee places considerable weight upon the recommendation of the CEO. Consideration is also given to particular objectives that the CEO or the Board wishes the executive to focus on in the coming year.

Components of Compensation

Base Salary.    Base salaries for all executive officer positions are targeted to be competitive with the average salaries of comparable executives at technology companies of similar size and are intended to reflect consideration of an officer’s experience, business judgment and role in developing and implementing overall business strategy for the Company.

Bonuses.    Bonuses for executive officers are intended to reflect the Company’s belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual’s contribution and the achievements of the executive’s group, division or business unit. In evaluating the Company’s performance, consideration is also given to current economic conditions. Earned bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, earnings per share and other measures of performance appropriate to the individual executive officer.

Long Term Incentives.    Long term incentive-based compensation for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest. In addition, executive officers may also be granted an incentive bonus related to growth in revenue and earnings per share as well as satisfaction of individualized performance objectives.

Compensation of Chief Executive Officer During Fiscal 2003

Compensation for the Company’s Chief Executive Officer is determined through a process similar to that discussed above for executive officers in general. This pay-for-performance program is most clearly exemplified in the compensation of the Company’s Chief Executive Officer. The compensation program for the Chief

Executive Officer is designed to reward achievement of corporate financial goals and individual performance objectives as well as other strategic objectives, and provides the basis for the compensation program for all executives.

In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. Mr. Sisto’s compensation level was determined using generally the same considerations described above. Based on its analysis, the Compensation Committee determined not to award Mr. Sisto any increase in base salary during the Last Fiscal Year, but did award Mr. Sisto a bonus in the amount of $37,800 during the Last Fiscal Year.

Tax Deductibility of Executive Compensation

As a matter of policy, the Compensation Committee believes it is important to retain the flexibility to maximize the Company’s tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. It is the policy of the Compensation Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals to seek to preserve the Company’s tax deductions.

MEMBERS OF THE COMPENSATION COMMITTEE

Taher Elgamal

Anthony P. Morris

Anthony Sun

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of the directors whose names appear below. Each member of the Audit Committee is “independent” as defined in the NASD Rules and Rule 10A(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates pursuant to a charter approved and adopted by the Board on January 5, 2004, a copy of which is attached hereto as Appendix B.

The Audit Committee, on behalf of the Board, oversees the Company’s accounting and financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in the Company’s Fiscal Year 2003 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to both the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent auditors under Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors’ independence from management and the Company.

The Audit Committee discussed with the Company’s internal audit staff and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal audit staff and independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Ernst & Young LLP to serve as the Company’s independent auditors for Fiscal Year 2004.

MEMBERS OF THE AUDIT COMMITTEE

David S. Dury

Edmund P. Jensen

Anthony P. Morris

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP served as the Company’s independent auditors for the Last Fiscal Year. The following table lists the aggregate fees billed for professional services rendered by Ernst & Young LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 30, 2003	September 30, 2002
Audit Fees	$785,000	$658,218
Audit-Related Fees	$5,600	$0
Tax Fees	$77,620	$107,882
All Other Fees	$64,000	$293,854

Audit Fees represent fees for professional services rendered for the audit of the consolidated financial statements of the Company, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. Audit-Related Fees represent consultation fees regarding Audit Committee meetings. Tax Fees represent consultation fees regarding the Company’s tax assets and liabilities. All Other Fees represent consultation for reviewing the sale of a subsidiary.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the Last Fiscal Year as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent auditor’s independence, and has advised the Company that, in its opinion, the activities performed by Ernst & Young on the Company’s behalf are compatible with maintaining the independence of such auditors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes of ownership of the Company’s Common Stock and other equity securities. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Acting pursuant to a power of attorney granted by each director (except Mr. Sun) and executive officer, the Company undertakes on behalf of such individuals the filing of reports to be filed with the SEC. To the Company’s knowledge, based solely on review of the copies of such reports (i) filed by the Company on behalf of such directors and officers and (ii) furnished to the Company by Mr. Sun and 10% beneficial owners during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the Company believes the filing requirements of Section 16(a) applicable to its executive officers, directors and 10% beneficial owners were satisfied.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Company’s Board of Directors during the Last Fiscal Year were Taher Elgamal, Anthony Morris and Anthony Sun, each of whom is “independent” as such term is defined in the NASD Rules. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Management Indebtedness, Certain Relationships and Related Transactions

During the Last Fiscal Year, the Company did not engage in any transaction or series of similar transactions in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to us or any of our subsidiaries in any amount in excess of $60,000 at any time, other than the transactions described below.

During the Last Fiscal Year, Anneke Dury, the wife of Board member David Dury, received $69,300 in compensation for consulting services rendered to the Company.

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1998 to September 30, 2003 with the cumulative total return on the Standard and Poor’s 500, the Standard and Poor’s Application Software, and the Standard and Poor’s System Software market indices over the same period, assuming the investment of $100 in the Company’s Common Stock and in each of the indices on September 30, 1998 and the reinvestment of all dividends. In previous years this graph compared the Common Stock of the Company to the Standard and Poor’s 500 and the Standard and Poor’s Computer Software and Services market indices. Standard and Poor’s has ceased tracking the Computer Software and Services index and has instead created the two new indices now compared to the Common Stock of the Company. The Company intends to use both new indices for comparison purposes in the future.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PHOENIX TECHNOLOGIES LTD., THE S & P 500 INDEX,

THE S & P APPLICATION SOFTWARE INDEX

AND THE S & P SYSTEMS SOFTWARE INDEX

Copyright © 2002, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Deadline for Submission of Stockholder Proposals

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal office in Milpitas, California, not later than October 20, 2004 for inclusion in the proxy statement for that meeting.

If a stockholder proposal for the 2005 Annual Meeting of Stockholders is submitted after the later of January 18, 2005 or the date that is fifty (50) days prior to the date of the 2005 Annual Meeting of Stockholders, the Company may, at its discretion, elect not present the proposal at the meeting, and the proxies for the 2005 Annual Meeting of Stockholders will confer discretionary voting authority on the proxy holders to vote against the proposal.

Annual Report on Form 10-K

Upon written request to the Company’s Secretary at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California 95035, the Company will mail, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, including the consolidated financial statements, financial statement schedules and list of exhibits. Exhibits will be provided upon request for a reasonable fee, which shall be limited to the reasonable expenses incurred by the Company in furnishing such exhibits.

By Order of the Board of Directors

Scott C. Taylor, Secretary

Milpitas, California

February 17, 2004

APPENDIX A

PHOENIX TECHNOLOGIES LTD.

Charter for the Nominating Committee

of the Board of Directors

Purpose

The purpose of the Nominating Committee (the “Committee”) of Phoenix Technologies Ltd. (the “Company”) is to establish general qualification guidelines applicable to nominees for election to the Board of Directors of the Company (the “Board”) and to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders.

Membership

The Committee shall be comprised of no fewer than two members, who shall be appointed by and serve at the pleasure of the Board. Each member of the Committee must be an “independent director,” as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc.

Responsibilities

The Committee shall recommend nominees for election to the Board and shall monitor and safeguard the independence of the Board. The Committee also shall recommend directors for appointment to committees of the Board. Specifically, the Committee shall:

•	evaluate the current composition, organization and qualifications of the Board and its committees, determine future requirements and make recommendations to the Board for approval;

•	review applicable rules and regulations that impact the composition of the Board, including, but not limited to, the rules of the National Association of Securities Dealers, Inc.;

•	establish and annually review general qualification guidelines applicable to nominees for election to the Board and for committee membership, including the minimum required qualifications and any specific qualities or skills that the Committee believes are necessary for one or more directors to possess;

•	evaluate and make recommendations to the Board concerning the size of the Board, the appointment of directors to, and the removal of directors from, Board committees, and the selection of Board committee chairs;

•	evaluate the contributions of current directors in connection with their renomination and, where appropriate, recommend termination of membership of individual directors for cause or for other appropriate reasons;

•	establish procedures for stockholders to submit nominees for election to the Board;

•	review the qualifications of prospective board members, including nominees submitted by stockholders, and evaluate any potential conflicts with the Company’s interests; and

•	identify, interview and recommend to the Board suitable candidates for election to the Board.

In addition to the above responsibilities, the Committee shall undertake such other specific duties and responsibilities as the Board from time to time delegates to it.

Meetings

The Committee shall meet as often as it deems necessary or appropriate, either in person or telephonically. The majority of the members of the Committee shall constitute a quorum. The Committee may act without a

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meeting by securing the unanimous written consent of the members of the Committee. Officers of the Company may attend Committee meetings at the invitation of the Committee. The Committee shall report to the full Board with respect to its meetings and shall periodically report to the Board with respect to significant results of its activities.

Minutes of all meetings, including telephone meetings, and copies of all consents in lieu of meeting shall be maintained and furnished to members of Committee, the Board and the Secretary of the Company. In addition, all materials relating to Committee meetings shall be circulated to all members of the Board in advance of Board meetings.

Reports

Within 60 days of a request by the Board, the Committee shall provide the Board with a written report describing the criteria it has identified as appropriate to the selection of nominees for election to the Board. In addition, before recommending a nominee for election to the Board, the Committee shall provide a written report detailing the basis of its recommendation. Any written report of the Committee shall be incorporated as part of the minutes of the Board meeting at which such report is presented.

Outside Advisors

The Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions, including the authority to approve the fees of such outside advisors.

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APPENDIX B

PHOENIX TECHNOLOGIES LTD.

Charter for the Audit Committee

of the Board of Directors

PURPOSE

The Audit Committee is appointed by the Board to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditors and internal audit function.

CHARTER REVIEW

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s annual meeting of stockholders, but may be conducted at any time the Audit Committee deems appropriate. In addition, the Company will publicly file this charter as required by the rules of the Securities and Exchange Commission (the “SEC”).

MEMBERSHIP

The Audit Committee must be comprised of at least three members of the Board. The members will be elected by and serve at the pleasure of the Board. The members of the Audit Committee may not be officers or employees of the Company. Each member of the Audit Committee must be an “independent director,” as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. and the SEC.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The responsibilities of the Audit Committee include the following:

1. Appoint, determine compensation for and oversee the independent auditor;

2. Review the plan and scope of the audit and related services, and pre-approve all audit and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are approved by the Audit Committee prior to the completion of the audit;

3. Review and discuss with the Company’s management and independent auditor the audit results and interim and annual financial statements prior to publicly filing these reports;

4. Review any significant deficiencies in the design or operation of the Company’s internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting disclosed to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer in connection with their certification requirements for the Company’s periodic reports on Form 10-K and Form 10-Q;

5. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

6. Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information;

7. Review and resolve any significant disputes between management and the independent auditor that arise in connection with the preparation of the audited financial statements;

8. Discuss with management and the Company’s independent auditor any significant changes to generally accepted accounting principles (“GAAP”), SEC or other regulatory accounting policies or standards and any off-balance sheet structures that could impact the Company’s financial statements;

9. Review and discuss with the independent auditor and management the auditor’s reports describing all critical accounting policies and practices to be used, alternative GAAP methods discussed with management, the ramifications of using such alternative methods and the auditor’s preferred method, and any other material communications between the auditor and management;

10. Review major issues regarding accounting principles and practices that could significantly impact the Company’s financial statements and discuss with the Company’s independent auditor the matters required to be discussed by Statement of Accounting Standards No. 61, including significant accounting policies, management judgments and accounting estimates that affect the financial statements, any difficulties encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or access to requested information, and disagreements with management;

11. Review the required written statement from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, and actively discuss with the independent auditor the auditor’s independence, including any disclosed relationship or service that may impact the objectivity and independence of the independent auditor;

12. Take appropriate action to oversee the independence of the independent auditor, including considering whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

13. Confirm that the proposed audit engagement team from the independent auditor satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

14. Approve the Company’s policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company;

15. Oversee the adequacy of the Company’s system of internal control over financial reporting, including obtaining reports from the independent auditor regarding such controls and reviewing any significant findings and recommendations of the independent auditor and management’s responses, including any special remedial steps adopted to address material control deficiencies;

16. Review the effectiveness of the Company’s internal audit function;

17. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

18. Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

19. Review and pre-approve all transactions between the Company and related parties other than compensation transactions;

20. Oversee the Company’s compliance with SEC requirements for disclosure of auditor’s services and Audit Committee membership and activities; and

21. Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

The Audit Committee will have the sole authority to select, determine compensation for, oversee and, where appropriate, replace the Company’s independent auditor. The independent auditor will report directly to the Audit Committee, and the Audit Committee will ensure that the independent auditor understands its ultimate accountability to the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate, to retain and determine compensation for independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

MEETINGS

The Audit Committee will meet as often as it deems appropriate, but not less frequently than quarterly. The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the Company’s independent auditors at least quarterly, including upon the completion of the annual audit to review the independent auditor’s examination and management report, outside the presence of management. The Audit Committee will meet with the Company’s internal auditors as it deems appropriate.

REPORTS

The Audit Committee will, to the extent it deems appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. The Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

APPENDIX C

PHOENIX TECHNOLOGIES LTD.

2001 EMPLOYEE STOCK PURCHASE PLAN

Dated November 16, 2001

As Amended October 21, 2003 (subject to stockholder approval)

1. ESTABLISHMENT OF PLAN. Phoenix Technologies Ltd., a Delaware corporation (the “COMPANY”), proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2001 Employee Stock Purchase Plan (“PLAN”). For purposes of this Plan, “PARENT CORPORATION” and “SUBSIDIARY” (collectively, “SUBSIDIARIES”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “CODE”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 750,000 shares of the Company’s Common Stock are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2. PURPOSE. The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the “BOARD”) as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3. ADMINISTRATION. This Plan shall be administered by a committee appointed by the Board (the “COMMITTEE”) consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the “EXCHANGE ACT”). As used in this Plan, references to the “Committee” shall mean either such committee or the Board if no committee has been established. Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)	employees who are not employed by the Company or Subsidiaries before the beginning of such Offering Period;

(b)	employees who are customarily employed for less than twenty (20) hours per week;

(c)	employees who are customarily employed for less than five (5) months in a calendar year;

(d)	employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5. OFFERING DATES. The offering periods of this Plan (each, an “OFFERING PERIOD”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee,

(a)	Offering Periods shall commence each June 1 and December 1 of each calendar year, with the first Offering Period beginning March 1, 2002 and

(b)	each Offering Period shall consist of one (1) six-month purchase period (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan.

The first business day of each Offering Period is referred to as the “OFFERING DATE”. The last business day of each Purchase Period is referred to as the “PURCHASE DATE”. The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6. PARTICIPATION IN THIS PLAN. Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company’s Stock Administration Department or any other department designated by the Stock Administration Department or an officer of the Company (“STOCK ADMINISTRATION”) not later than the last day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to Stock Administration by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with Stock Administration not later than the last day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan, unless such participant withdraws from this Plan.

7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing

(a)	the amount accumulated in such employee’s payroll deduction account during such Purchase Period by

(b)	the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock);

PROVIDED, HOWEVER, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of

(a)	the fair market value on the Offering Date; or
(b)	the fair market value on the Purchase Date;

PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock. For purposes of this Plan, the term “fair market value” on a given date shall mean the closing price of the Company’s Common Stock as reported on a stock exchange or on the NASDAQ National Market System on the applicable date (or the average closing price over the number of consecutive trading days preceding such date as the Board shall deem appropriate. If the Company’s stock is not reported on such exchange or such system or if there is no public market for the Company’s Common Stock, the fair market value of the Company’s Common Stock shall be as determined by the Board in its sole discretion, exercised in good faith.

9.	PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS—ISSUANCE OF SHARES.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made either (i) as a specified dollar amount per pay period, but not less than $5.00 per pay period and not greater than an amount equal to ten percent of the participant’s Compensation as of the first day of such Offering Period or (ii) a percentage of the participant’s compensation in one percent (1%) increments not less than one percent (2%) and not greater than ten percent (10%) or (iii) such lower limit set by the Committee. As used herein, “COMPENSATION” shall mean all base salary, wages, commissions, and overtime, and draws against commissions; PROVIDED, HOWEVER, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with Stock Administration a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after Stock Administration’s receipt of the authorization (or such earlier payroll after such receipt as the Company’s payroll department is able to accommodate) and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may lower the rate of payroll deductions to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with Stock Administration a new authorization for payroll deductions not later than the last day of the month before the beginning of such Offering Period. A participant who has decreased the rate of withholding to zero will be deemed to have withdrawn from the Plan effective at the beginning of the Offering Period after the one in which the rate of withholding was reduced to zero and must file a new authorization for payroll deductions not later than the last day of the month before the beginning of the next Offering Period in which the participant wishes to participate.

(c) All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted to Stock Administration a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of any stock brokerage or other firm with whom the Company has established an account for the participant for the automatic deposit of shares purchased under this Plan.

10.	LIMITATIONS ON SHARES TO BE PURCHASED.

(a) No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

(b) No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “MAXIMUM SHARE AMOUNT”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected thereby.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.	WITHDRAWAL.

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to Stock Administration a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

12. TERMINATION OF EMPLOYMENT. Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14. CAPITAL CHANGES.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “RESERVES”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and PROVIDED FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

(c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, that the price per share of Common Stock shall not be reduced below its par value per share.

15. NONASSIGNABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. REPORTS. Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “NOTICE PERIOD”). The Company may require that, unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan has been approved and adopted by the Board. Any changes to the Plan which materially increase the benefits hereunder will not be effective until approved by the stockholders of the Company, in any manner permitted by applicable corporate law (including Rule 16b-3 of the rules promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22. DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25. AMENDMENT OR TERMINATION OF THIS PLAN. The Board may at any time amend, terminate or the extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

DETACH HERE

PROXY

PHOENIX TECHNOLOGIES LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Randall Bolten and Scott C. Taylor, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on March 8, 2004 at the offices of the Company located at 915 Murphy Ranch Road, Milpitas, California, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments of that meeting.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MESSRS. DURY, ELGAMAL, AND SUN AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PHOENIX TECHNOLOGIES LTD.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#PHT

						FOR	AGAINST	ABSTAIN

1.	To elect the following to the Board of Directors as Class 2 Directors. (01) David S. Dury (02) Taher Elgamal (03) Anthony Sun			2.	To approve the amendment to the 2001 Employee Stock Purchase Plan.	☐	☐	☐

				3.	To ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year.	☐	☐	☐

		FOR	WITHHELD
		☐	☐

☐
For nominees except as noted above
MAKE HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears on stock certificates. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:	Date:	Signature:	Date: